Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (33-78426), Form S-8 (33-93448), Form S-8 (333-84941), Form S-8
(333-56900), Form S-8 (333-356902), Post-Effective Amendment No .2 to Form S-3 (333-31153), Form S-1 (333-112555), Form S-3 (333-115117) and Form S-3
(333-116888) of DynTek, Inc. of our report dated August 26, 2004, appearing in this Annual Report on Form 10-K of Dyntek, Inc. for the year ended June 30, 2004.

                                                           Marcum & Kliegman LLP
                                                              New York, New York
                                                                 August 26, 2004